As filed with the Securities and Exchange Commission on October 19, 2007
Registration No. 333-126627

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Rockwell Medical Technologies, Inc. 1997 Stock Option Plan
(Full Title of the Plan)
Robert L. Chioini
President and Chief Executive Officer
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Metz
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800

EXPLANATORY NOTE
     Rockwell Medical Technologies, Inc. (the “Registrant”) has filed Registration Statement No. 333-126627 covering 3,416,973 shares of its common stock (the “Registered Shares”) for issuance under its 1997 Stock Option Plan. The Registrant does not intend to make further grants under this Plan. As a result, the Registrant now desires to discontinue the registration of 245,456 Registered Shares covered by Registration Statement No. 333-126627 which were available for future grants and are not subject to outstanding grants under such Plan on the date hereof, and is filing this Post-Effective Amendment for such purpose.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan on October 18, 2007.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:	/s/ Robert L. Chioini
Robert L. Chioini
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2007.

Signature	Title

/s/Robert L. Chioini Robert L. Chioini	Chairman, President and Chief Executive Officer (principal executive officer)

/s/Thomas E. Klema Thomas E. Klema	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)

Signature	Title

*	Director

Kenneth L. Holt

*	Director

Ronald D. Boyd

*	Director

Patrick J. Bagley

* By	/s/Thomas E. Klema

Thomas E. Klema Attorney-in-Fact